                                Letter Agreement                    EXHIBIT (4h)

                                January 31, 2002

         Reference is hereby made to (i) that certain Note Agreement dated as of December 7, 1995 between Russell Corporation (the "Borrower") and The Prudential Insurance Company of America ("Prudential"), as amended to the date hereof pursuant to various amendment agreements (the "1995 Prudential Agreement"), and the Note Agreement dated as of August 28, 1997, between the Borrower and Prudential, as amended to the date hereof pursuant to various amendment agreements (the "1997 Prudential Agreement" and, together with the 1995 Prudential Agreement, the "Prudential Agreements"); (ii) (a) that certain Note Agreement dated as of December 1, 1992 between the Borrower and Teachers Insurance and Annuity Association of America, (b) that certain Note Agreement dated as of December 1, 1992 between the Borrower and AllState Life Insurance Company, (c) that certain Note Agreement dated as of December 1, 1992 between the Borrower and Connecticut General Life Insurance Company, and (d) that certain Note Agreement dated as of December 1, 1992 between the Borrower and Connecticut General Life Insurance Company on behalf of one or more separate accounts, each relating to the Borrower's Senior Notes due August 31, 2002, and originally issued in the aggregate principal amount of $75,000,000, each as amended to the date hereof pursuant to various amendment agreements (collectively, the "1992 Agreements" and the lenders thereunder (including Prudential as an assignee of notes originally issued under the 1992 Agreements) hereinafter collectively referred to as the "1992 Noteholders"); (iii) that certain Amended and Restated Term Loan/Bankers' Acceptance Agreement dated as of January 31, 2002, as amended to the date hereof pursuant to various amendment agreements (the "SunTrust Loan Agreement"), between the Borrower and SunTrust Bank ("SunTrust") and (iv) that certain Amended and Restated Credit Agreement dated as of January 31, 2002, as amended to the date hereof pursuant to various amendment agreements (the "1999 Credit Agreement"), by and among the Borrower, Russell Europe Limited ("Russell Europe"), the banks listed therein (the "Revolver Banks"), Wachovia Bank, N.A., as Administrative Agent, SunTrust Bank, as Syndication Agent, and First Union National Bank, as Documentation Agent.

         Prudential, the 1992 Noteholders, SunTrust and the Revolver Banks (together with the Administrative Agent, Syndication Agent, and Documentation Agent under the 1999 Credit Agreement) are sometimes herein collectively referred to as the "Lenders"; Prudential, SunTrust, the Required Banks (as such term is defined in the 1999 Credit Agreement) and 1992 Noteholders together holding 662/3% or more of the aggregate principal amount of the notes issued under the 1992 Agreements shall together constitute the "Required Lenders". The Prudential Agreements, the 1992 Agreements, the SunTrust Loan Agreement and the 1999 Credit Agreement are sometimes herein collectively referred to as the "Agreements." Terms not otherwise defined herein shall have the meanings given to such terms in the applicable Agreement unless the context clearly otherwise requires.

         Pursuant to the Memorandum of Understanding, dated as of January 18, 2002, among the Borrower and the Lenders, the Borrower hereby agrees as follows:

         1. Ticking Fees. In addition to all the fees payable by the Borrower under the Agreements, the Borrower shall pay a ticking fee (the "Ticking Fee") (i) to the Administrative Agent, for the ratable account of the Revolver Banks, in an amount equal to 0.25% of the Aggregate Commitments (as defined in the 1999 Credit Agreement), (ii) to SunTrust in an amount equal to 0.25% of the outstanding loans under the SunTrust Loan Agreement, (iii) to Prudential in an amount equal to 0.25% of the principal amount of the notes outstanding under each of the Prudential Agreements and (iv) to the 1992 Noteholders in an amount equal to 0.25% of the principal amount of the notes outstanding under the 1992 Agreements, on April 30, 2002 and on each July 31, October 31, January 31 and April 30 thereafter, in each case if by such date the Borrower has not consummated the offering of the High Yield Notes (as defined in each of the Agreements) in an aggregate principal amount of at least $150,000,000. Any failure on the part of the Borrower to comply with this paragraph 1 shall constitute (after the expiration of the applicable grace period) an Event of Default under (i) Section 6.01(a) of the 1999 Credit Agreement, (ii) Section 8.01(a) of the SunTrust Loan Agreement, (iii) Section 6.1(c) of each of the Prudential Agreements provided such default shall continue for more than 5 Business Days and (iv) Section 6.1(c) of each of the 1992 Note Agreements provided such default shall continue for more than 5 Business Days.

         2. Cash Flow Models. In addition to the information reporting obligations of the Borrower pursuant to the Agreements, the Borrower shall deliver to the Lenders, on a weekly basis, 13-week cash flow projections in form reasonably acceptable to the Required Lenders; it being understood, however, that each weekly projection delivered hereunder shall cover projected cash flow for the 13-week period commencing two weeks prior to the date of delivery of each such projection. Any failure on the part of the Borrower to comply with this paragraph 2 shall constitute (after the expiration of the applicable grace period) an Event of Default under (i) Section 6.01(c) of the 1999 Credit Agreement, (ii) Section 8.01(d) of the SunTrust Loan Agreement, (iii) Section 6.1(f) of each of the Prudential Agreements, and (iv) Section 6.1(f) of each of the 1992 Note Agreements.

         3. Primary Deposit Accounts. The Borrower agrees to keep and maintain each of its primary bank depository accounts at one or more of the Revolver Banks. Any failure on the part of the Borrower to comply with this paragraph 3 shall constitute (after the expiration of the applicable grace period) an Event of Default under Section 6.01(c) of the 1999 Credit Agreement.

         4. Good Faith Negotiations. In connection with the proposed offering of High-Yield Notes (as defined in each of the Agreements) by the Borrower, the parties hereto agree to enter into good faith negotiations to further amend the Agreements to, among other things, (i) reset the financial covenants and acquisitions/investment covenants, (ii) address flexibility on dividends and treasury stock purchases and (iii) address the capital expenditures covenant.

         5. Conditions to Effectiveness. This Letter Agreement shall be effective as of the date first written above upon delivery of counterparts of this Letter Agreement which have been executed by the Borrower, Russell Europe and the Lenders party hereto.

         6. Counterparts; Facsimile Transmissions. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Letter Agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         7. Governing Law. This Letter Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned have caused this Letter Agreement to be duly executed, under seal, and delivered by their respective duly authorized officers on the date first above written.


                           RUSSELL CORPORATION



                           By:
                              --------------------------------------
                              Name:
                              Title:



Accepted and Agreed:

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By:
   -----------------------------
   Name:
   Title:



SUNTRUST BANK

By:
   -----------------------------
   Name:
   Title:



WACHOVIA BANK, N.A.
as Administrative Agent and as a
Revolver Bank

By:
   -----------------------------
   Name:
   Title:



TEACHERS INSURANCE AND
ANNUITY ASSOCIATION OF AMERICA

By:
   -----------------------------
   Name:
   Title:

ALLSTATE LIFE INSURANCE COMPANY

By:
   ----------------------------
   Name:
   Title:

By:
   ----------------------------
   Name:
   Title:



CONNECTICUT GENERAL LIFE
INSURANCE COMPANY

BY:  CIGNA INVESTMENTS, INC.

By:
   ----------------------------
   Name:
   Title:

SUNTRUST BANK,
as a Revolver Bank

By:
   ----------------------------
   Name:
   Title:



FIRST UNION NATIONAL BANK,
as a Revolver Bank

By:
   ----------------------------
   Name:
   Title:



AMSOUTH BANK,
as a Revolver Bank

By:
   ----------------------------
   Name:
   Title:



JPMORGAN CHASE BANK,
as a Revolver Bank

By:
   ----------------------------
   Name:
   Title:



ALIANT BANK,
as a Revolver Bank

By:
   ----------------------------
   Name:
   Title:



COMERICA BANK
as a Revolver Bank

By:
   ----------------------------
   Name:
   Title: